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SETTLEMENT AND PATENT LICENSE AGREEMENT

This Settlement and Patent License Agreement (“Agreement”) is made as of July 1, 2016 (“Effective Date”) between Samsung Electronics Co., Ltd., a Korean corporation having its principal place of business at 129 Samsung-ro (Maetan-dong), Yeongtong-gu, Suwon-si, Gyeonggi-do, Korea, on behalf of itself and its Affiliates (as defined below) (collectively, “Samsung”) and ParkerVision, Inc., a Florida corporation having its principal place of business at 7915 Baymeadows Way, Suite 400, Jacksonville, FL 32256, on behalf of itself and its Affiliates (collectively, “ParkerVision”). As used herein, “Party” refers to ParkerVision or Samsung, as the case may be, and “Parties” refers to ParkerVision and Samsung collectively.

WHEREAS, ParkerVision filed a complaint before the U.S. International Trade Commission (“ITC”), and the ITC instituted an investigation pursuant to 19 U.S.C. §1337 of Apple, Inc., LG Electronics, Inc., Samsung, and Qualcomm Incorporated (“Qualcomm”), and certain of their Affiliates (defined below), captioned Certain RF Capable Integrated Circuits and Products Containing the Same, Inv. No. 337-TA-982 (the “Investigation”);

WHEREAS, ParkerVision sued Samsung and has pending allegations of patent infringement in proceedings (currently stayed) in the United States District Court for the Middle District of Florida against: (a) Apple Inc., Qualcomm, Samsung, and LG Electronics, Inc., and certain of their Affiliates, captioned ParkerVision v. Apple, Inc. et al., Case No. 3:15-cv-01477-BJD-JRK, and (b) Qualcomm, HTC Corporation, and Samsung, and certain of their Affiliates, captioned ParkerVision v. Qualcomm Incorporated et al., Case No. 6:14-cv-00687-PGB-KRS, (collectively, the “Lawsuits”);

WHEREAS, the Parties wish to settle all claims that have been asserted or may be asserted by ParkerVision against Samsung and its Affiliates, with respect to the Licensed Products, including the dismissal and/or termination of Samsung and its Affiliates from the Investigation and the Lawsuits, in a manner that does not waive, forfeit, exhaust or otherwise impair ParkerVision’s historic, present, and future right and ability to assert infringement claims directly against the manufacturer(s) of any Excluded Component(s), including but not limited to any such claims presently asserted in the Investigation and/or the Lawsuits; and

WHEREAS, ParkerVision desires to grant, and Samsung desires to acquire, certain licenses, covenants, and releases under ParkerVision’s patents, on the terms and conditions herein;

NOW THEREFORE, in consideration of the above premises and the mutual covenants and releases contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

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1.DEFINITIONS.

1.1“Affiliate” means, with respect to any person or entity, any other person or entity, such as a present or future corporation, joint venture, firm, or other entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such person or entity, but only during such time that such Control exists.

1.2“Control” means (i) the ownership, or the direct or indirect control, of more than fifty percent (50%) of the voting stock or other voting ownership interest of an entity, or (ii) the sole power to elect, appoint, or cause the election or appointment of, directly or indirectly, at least a majority of the members of the board of directors (or such other governing body that exercises a similar level of control) of an entity. The terms “Controlled” and “Controls” shall have a correlative meaning.

1.3“Excluded Components”  [*]

1.4“Licensed Patents”  [*]

1.5“Licensed Products”  [*]

1.6“Term” has the meaning set forth in Section 5.1.

2.LICENSE, COVENANT, RELEASE & DISMISSAL.

2.1License. ParkerVision, on behalf of itself and its Affiliates, hereby grants, and shall grant, to Samsung and its Affiliates, a [*] perpetual, worldwide license under the Licensed Patents to [*] any Licensed Products, and to practice any process or method involved in the design, manufacture, assembly, testing, or use of the Licensed Products.

2.2Covenant for Excluded Components.  [*]

2.3Release.  [*]

2.4Unknown Claims. The Parties expressly understand and acknowledge the possibility that unknown claims may exist that arise from or relate to the claims being released in this Agreement, and that the Parties have bargained for a full accord, satisfaction and discharge of all such claims. Consequently, the Parties expressly waive all rights under Section 1542 of the California Civil Code and all statutes or other laws of similar effect in any other jurisdictions throughout the world. Section 1542 reads as follows:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties accept and assume the risk that facts relating to the subject matter of this Agreement may hereafter be found to be different from the facts now believed to be true, and agree that this Agreement and the releases in it shall remain effective notwithstanding any such differences.

2.5Worldwide Scope. ParkerVision agrees that the licenses, covenants, and releases under this Agreement permit Samsung and its customers and distributors to sell Licensed Products anywhere in the world, regardless of the country in which the first sale of such Licensed Product took place.

2.6No Admission. The Parties agree that nothing in this Agreement shall be construed as an admission of liability, validity, or enforceability by Samsung with respect to the Licensed Patents.

2.7Dismissal. Within five (5) business days from the execution of this Agreement, ParkerVision shall: (a) file a motion to terminate Samsung and its Affiliates from the Investigation, in the form set forth in Exhibit A; and (b) dismiss, without prejudice (subject to Section 2.3), all claims brought against Samsung and its Affiliates in the Lawsuits by filing a Stipulation and Order of Dismissal without Prejudice as to the Samsung Defendants only in the form as set forth in Exhibit B attached hereto. Each of the parties shall bear its own legal fees and costs with regard to such filings, the Investigation, and the Lawsuits.

2.8No Validity Challenge. Samsung, on behalf of itself and its Affiliates, agrees that for such time as the licenses and covenants are in effect, it shall not challenge, and shall not assist or cause any third party to challenge the validity of any Licensed Patent unless ParkerVision or any of its Affiliates asserts any patent infringement claims against products of Samsung or its Affiliates, or their customers, distributors or end-users with respect to such products, or contests or assists in the contest of, the validity of any of Samsung’s or its Affiliates’ patents.

2.9No Other Rights. Nothing contained in this Agreement will be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property rights other than the rights expressly granted in this Agreement with respect to the Licensed Patents. All rights not expressly granted in this Agreement are reserved by ParkerVision.

3.PAYMENT.

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[*]

4.WARRANTIES.

Each Party warrants and represents that it is a validly existing business and in good standing under the laws of the respective jurisdictions in which it has activities, and has the full power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated herein. ParkerVision represents and warrants to Samsung that (i) it owns or has the right to grant licenses, releases and covenants under the Licensed Patents, (ii) ParkerVision has not transferred to any third party any ownership, control, or rights to enforce under any patents in the twelve (12) month period prior to the Effective Date, and (iii) no third party owns any right to enforce or recover for infringement of the Licensed Patents.

5.TERM AND TERMINATION.

5.1Term. This Agreement shall be effective as of the Effective Date and ends upon the last to expire of those patents and patent applications that ParkerVision or its Affiliates owns or controls as of the Effective Date (“Term”).

5.2Termination for Breach. If either Party materially defaults in fulfilling any of its obligations under this Agreement and such default is not cured within thirty (30) days after notice from the other Party specifying the nature of the default, then the non-defaulting Party may terminate this Agreement by giving written notice of termination to the defaulting Party. Otherwise, this Agreement may only be terminated by the mutual written agreement of the Parties.

6.ASSIGNABILITY.

6.1Assignment. Neither Party may grant or assign any rights or delegate any duties under this Agreement to any third party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void.

6.2Binding Effect. The licenses, covenants and releases set forth in this Agreement shall run with the Licensed Patents and shall be binding on any successors-in-interest or assigns thereof. ParkerVision agrees that it shall assign, sell or otherwise transfer any of the Licensed Patents only upon the acquiring party’s agreement to be bound by the licenses, covenants and releases set forth in this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and assigns.

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7.CONFIDENTIALITY.

The terms and conditions of this Agreement and all correspondence relating to this Agreement are confidential, and shall not be disclosed to any third party except: (i) with the prior written consent of the other Party, (ii) as may be required by applicable law, regulation or order of a governmental authority of competent jurisdiction, (iii) during the course of litigation so long as the disclosure of such terms and conditions are protected under a court-entered protective order limiting disclosure to outside counsel and so long as the disclosing Party provides the other Party with written notice at least one (1) week prior to such disclosure, (iv) in confidence to a Party’s legal or financial counsel with a need to know such information, or (v) in confidence to any party covered by the licenses, releases, or standstill herein (provided that the financial terms shall not be disclosed).

8.NOTICES.

All notices under this Agreement shall be in writing and be addressed to:

For Samsung:[*]

Samsung Electronics Co., Ltd.

Seoul R&D Campus

33, Seongchon-gil, Seocho-gu

06765 Korea

E-mail: [*]

For ParkerVision:Cynthia Poehlman

Chief Financial Officer

ParkerVision, Inc.

7915 Baymeadows Way, Suite 400

Jacksonville, FL 32256

Email: cpoehlman@parkervision.com

9.MISCELLANEOUS.

9.1Independent Contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties.

9.2No Other Rights. Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any patent, patent application,

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trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to any Party except as expressly set forth herein.

9.3Severability. If any portion of this Agreement is found to be invalid, illegal, or unenforceable for any reason, the remainder of the Agreement shall continue in force and, if needed, the Parties or a court of competent jurisdiction shall substitute suitable provisions having like economic effect and intent.

9.4Counterparts. This Agreement may be executed in several counterparts, each of which is deemed to be an original but all of which constitute one and the same instrument.

9.5Headings. The headings inserted in this Agreement are for reference only and shall not be employed in the interpretation of this Agreement.

9.6Governing Law. This Agreement shall be governed by and construed, and the relationship between the Parties determined, in accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

9.7Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter of this Agreement, and replaces any prior oral or written communications, discussions or agreements between them. This Agreement cannot be modified, terminated or amended in any respect orally or by conduct of the Parties. Any modification or amendment may be made only by a writing signed by both Parties. No waiver of any provision shall be binding in any event unless executed in writing by the Party making the waiver.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties effective as of the Effective Date.

SAMSUNG ELECTRONICS CO., LTD.PARKERVISION, INC.

By: __________________________By: __________________________

Name:  _______________________Name:  _______________________

Its:  __________________________Its:  __________________________

Dated:  _______________________Dated:  _______________________

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